UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

5 Merchant Square
North Wharf Road
London, W2 1AY
United Kingdom
(Address of Principal Executive Offices)

(44) 203 786 5275
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Share Repurchase Program

On August 1, 2016, the Board of Directors of LivaNova Plc ("LivaNova" or the "Company") approved the authorization of  a share repurchase program of up to $150 million (the "Share Repurchase Program".)  The Share Repurchase Program authorizes the Company to repurchase up to $30 million of the Company's ordinary shares from September 1, 2016 through December 31, 2016 and up to a total of $150 million (inclusive of the foregoing $30 million) between September 1, 2016 and December 31, 2018.  The Share Repurchase Program is in accordance with an authority approved by the Company's shareholders at its annual general meeting on June 15, 2016.  Purchases of the ordinary shares under the Share Repurchase Program will be carried out on NASDAQ and will be notified to the market through a UK Regulatory Information Service on the business day following the calendar day on which the repurchase occurred.  Ordinary shares repurchased by the Company will be cancelled.  Until further notice, the Share Repurchase Program will be conducted pursuant to Rule 10b5-1 under the US Securities Exchange Act and may therefore continue during closed periods in accordance with applicable restrictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: August 2, 2016	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Deputy Company Secretary